UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange
6.00% Series B Participating Preferred Stock	FPI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2020, certain wholly owned subsidiaries (collectively, the “Borrowers”) of Farmland Partners Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of Farmland Partners Inc. (the "Company”), entered into a loan agreement (the “Loan Agreement”) with Metropolitan Life Insurance Company (“MetLife”), which provides for a term loan of $54.4 million (the “Term Loan”). The proceeds of the Term Loan will be used to repay certain existing debt with near-term maturities. The Term Loan matures on October 22, 2030 (the “Maturity Date”) and is secured by first and senior lien mortgages on certain of the Company’s properties.

Interest on the Term Loan is payable in cash semi-annually and accrues at an initial rate of 3.00% per annum, which may be adjusted by MetLife on each of October 1, 2023, October 1, 2026 and October 1, 2029 to an interest rate agreed upon between the Borrowers and MetLife. If no such agreement exists on the third business day prior to the scheduled adjustment, the interest rate will then be adjusted to a rate consistent with interest rates quoted by MetLife for substantially similar loans secured by real estate substantially similar to the Company’s properties securing the Term Loan.

Subject to certain conditions, up to 50% of the original principal amount of the Term Loan may be prepaid without premium or penalty in any calendar year. Additionally, the entire unpaid principal balance of the Term Loan may be prepaid without premium or penalty during the 75 day period following a rate adjustment or during the 30 day period preceding the Maturity Date. Any other prepayments under the Term Loan generally are subject to a minimum prepayment premium of 1.00%.

The Loan Agreement includes certain customary events of default, including a cross-default provision related to other outstanding indebtedness of the Borrowers, the Company and the Operating Partnership, the occurrence of which, after any applicable cure period, would permit MetLife, among other things, to accelerate payment of all amounts outstanding under the Term Loan and to exercise its remedies with respect to the pledged collateral, including foreclosure and sale of the Company’s properties that collateralize the Term Loan.

In connection with the Term Loan, on October 29, 2020, the Company and the Operating Partnership each entered into a separate guaranty whereby the Company and the Operating Partnership jointly and severally agreed to unconditionally guarantee all of the Borrowers’ obligations under the Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: November 2, 2020	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer